SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2006

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11758 (Commission File Number)	36-3145972 (IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

   Item 7.01. Regulation FD Disclosure.

     On April 4, 2006, the independent directors of the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) elected C. Robert Kidder to serve as lead director, effective immediately. The Board created the position of lead director in 2005. Miles L. Marsh had served as lead director prior to his resignation from the Board in December 2005.

   Item 8.01. Other Events.

      The annual meeting of stockholders of the Company was held on April 4, 2006.

     The stockholders voted on proposals to elect directors (“Item 1A”) and to elect additional directors, contingent upon the approval of the Company’s proposal described in clause (1) of the next sentence (“Item 1B”), and to ratify the appointment of Deloitte & Touche LLP as independent auditors. The stockholders also voted on Company proposals to amend the Company’s Certificate of Incorporation to (1) accelerate the declassification of the Board of Directors; (2) remove the provision requiring plurality voting for directors; and (3) eliminate certain supermajority voting requirements.

     The stockholders also acted on three stockholder proposals regarding (1) director elections; (2) simple majority vote; and (3) future severance agreements with senior executives.

     All nominees for election to the Board set forth in Items 1A or 1B were elected to the terms of office set forth in the Proxy Statement dated February 24, 2006. The stockholders’ vote ratified the appointment of the independent auditors and approved the amendments to the Certificate of Incorporation. The stockholder proposal regarding director elections was not approved, and the stockholder proposals regarding simple majority vote and future severance agreements with senior executives were approved. The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to each proposal, is set forth below. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

		Against/		Broker
	For	Withheld	Abstain	Non-vote
Election of Directors

Item 1A Nominees

Roy J. Bostock	911,200,792	18,297,719	*	*
Erskine B. Bowles	912,986,113	16,512,398	*	*
C. Robert Kidder	897,324,115	32,174,396	*	*
John J. Mack	903,373,936	26,124,575	*	*
Donald T. Nicolaisen	911,552, 836	17,945,675	*	*
Hutham S. Olayan	910,801,956	18,696, 555	*	*
O. Griffith Sexton	912, 064, 281	17, 434,230	*	*

Item 1B Nominees

Howard J. Davies	874,339,483	55, 159, 028	*	*
Charles H. Noski	911,758, 375	17, 740, 136	*	*
Laura D’Andrea Tyson	899,625, 021	29, 873, 490	*	*
Klaus Zumwinkel	812, 910, 248	116, 588, 263	*	*

Ratification of Independent Auditors	917, 529, 685	10, 046, 453	1, 943, 407	*

Amend the Certificate of Incorporation
to Accelerate the Declassification of
the Board of Directors	916, 186, 347	9, 297, 937	4, 034, 221	*

Amend the Certificate of Incorporation
to Remove the Provision Requiring
Plurality Voting for Directors	900, 946, 331	22, 584, 195	5, 982, 651	*

Amend the Certificate of Incorporation
to Eliminate Certain Supermajority
Voting Requirements	908, 056, 976	17, 124, 189	4, 332, 393	*

Shareholder Proposal Regarding
Director Elections	306, 900, 465	459, 995, 129	24, 719, 888	137, 904, 063

Shareholder Proposal Regarding
Simple Majority Vote	461, 637, 872	317, 256, 648	12, 648, 260	137, 976, 765

Shareholder Proposal Regarding Future
Severance Agreements with Senior
Executives	432, 280, 466	346, 790, 294	12, 542, 288	137, 906, 497

* Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date:	April 4, 2006	By:	/s/ William J. O’ Shaughnessy, Jr.

			Name:	William J. O’ Shaughnessy, Jr.
			Title:	Assistant Secretary and Counsel